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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            NEDERLANDER OF OHIO, INC.

                                       AND

                             SFX ENTERTAINMENT, INC.

                        AND CONCERT ACQUISITION SUB, INC.

                             Dated February 1, 1999

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



     ASSET PURCHASE AGREEMENT dated February 1, 1999 ("Agreement") among Nederlander of Ohio, Inc., an Ohio corporation ("Ned Ohio" or the "Seller"), and SFX Entertainment, Inc., a Delaware corporation ("SFX"), and Concert Acquisition Sub, Inc., a Delaware corporation, a wholly-owned subsidiary of SFX ("Acquisition Sub").

                                    RECITALS

     WHEREAS, the Seller desires to sell, assign and transfer to SFX all of its right, title and interest in and to certain assets described herein, and SFX desires to purchase and acquire such assets, subject to liabilities, on the terms and conditions set forth in this Agreement. The sale, assignment and transfer of the assets subject to this Agreement is sometimes referred to herein as the "Transaction."

     WHEREAS, the Seller has certain interests in the Riverbend Music Center located in Cincinnati, Ohio (the "Theater").

     WHEREAS, simultaneously with the consummation of the Transaction under this Agreement, (i) SFX, Acquisition Sub and Greater Detroit Theatres, Inc. ("GDT"), which owns certain interests in The World Music Theatre, located in Tinley Park, Illinois, Alpine Valley Music Theatre, located in East Troy, Wisconsin, and Merriweather Post Pavilion, located in Columbia, Maryland, shall effect a transaction under a stock purchase agreement of even date herewith (the "Stock Purchase Agreement") pursuant to which Acquisition Sub shall acquire 100% of the capital stock of GDT; (ii) SFX, Acquisition Sub and Nederlander Arena Management Co., LLC ("Arena"), which owns certain interests in the Crown Arena located in Cincinnati, Ohio, Nederlander Cincinnati LLC ("Ned Cincinnati"), which owns certain interests in the Taft Theatre located in Cincinnati, Ohio, and Nederlander Club Management LLC ("Ned Club"), which owns certain interests in Bogart's located in Cincinnati, Ohio, shall effect a transaction under a membership interest purchase agreement of even date herewith (the "Membership Interest Purchase Agreement") pursuant to which Acquisition Sub shall acquire 100% of the membership interests in Arena, Ned Cincinnati and Ned Club; and
(iii) SFX, Acquisition Sub and Nederlander of New Mexico LLC ("Ned NM"), which owns certain interests in the Mesa del Sol Theater located in Albuquerque, New Mexico, and Nederlander Festivals, Inc. ("Ned Festivals"), which promotes, operates and conducts concert performances and multi-artist festivals in various markets in North America through a joint venture between Ned Festivals and The Event Group, shall effect a transaction under a purchase agreement of even date herewith (the "Albuquerque/Festivals Agreement") pursuant to which Acquisition Sub shall acquire 100% of the membership interests in Ned NM and 100% of the capital stock of Ned Festivals. (This Agreement, the Membership Interest Purchase Agreement, the Stock Purchase Agreement and the Albuquerque/Festivals Agreement are sometimes referred to herein as the "Agreements.")

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS

     Certain terms used herein are defined in Exhibit 1 attached hereto and, whenever used herein (including the exhibits and schedules hereto), shall have the meanings set forth therein for all purposes of this Agreement. All terms used herein shall be applicable to both the singular and plural forms of such terms; and, unless otherwise indicated, all section references herein are to sections of this Agreement.

     2. PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

     Subject to the terms and conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements of the parties, on the Closing Date, the Seller shall sell, assign and transfer to SFX all of its right, title and interest in and to the assets set forth on Schedule 2 hereto (the "Assets"), and SFX shall purchase and acquire the Assets from the Sellers, and shall assume all of the liabilities relating to the Assets except as provided on Schedule 2, at the price and on the terms set forth in this Agreement.

     3. CLOSING

     (a) Time and Place of Closing. The Closing shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036-8299 at 10:00 a.m., New York time on a date selected by the parties not later than the third business day following the satisfaction or waiver of all conditions in Sections 5 and 6, subject to Section 16, or at such other time, date and place as the parties may otherwise agree (the "Closing Date").

     (b) Down Payment. Upon the execution of this Agreement, SFX shall deposit with the Seller the sum of One Million Two Hundred Seventy-Five Thousand Dollars ($1,275,000) as a down payment (the "Down Payment") towards the Purchase Price (as defined below). The Seller shall invest the Down Payment in interest-bearing bank deposits or money market funds. The amount of the Down Payment may be increased pursuant to Section 12(q).

     (c) Purchase Price. Subject to Section 3(d) and 3(f), the aggregate consideration to be paid by SFX to the Sellers in connection with the Transaction shall be Sixteen Million Nine Hundred Forty-Four Thousand Five Hundred Sixty-Six Dollars ($16,944,566) (the "Purchase Price"), consisting of:

          (i) The Down Payment, including any increase thereof pursuant to
     Section 12(q), which shall be credited against the Purchase Price;

          (ii) Fifteen Million Six Hundred Sixty-Nine Thousand Five Hundred Sixty-Six Dollars ($15,669,566), payable in immediately available federal funds by wire transfer at the Closing no later than 3:00 p.m. New York time on the Closing Date to an account or accounts designated by the Seller in writing at least two business days prior to the Closing, it being understood and agreed that this amount shall be decreased by $850,000 if the Down Payment is increased by $850,000 pursuant to Section 12(q).

     (d) Adjusted Closing Cash Payment. The Purchase Price shall be decreased by the amount of interest actually earned on the Down Payment from the date the Down Payment is deposited with the Sellers, including pursuant to Section 12(q) hereof, until the Closing Date.

     (e) Closing Transactions. On the Closing Date:

          (i) The Seller shall deliver or cause to be delivered to SFX:

               (A) such bills of sale, assignments or other instruments of transfer and assignment, in form and substance reasonably satisfactory to SFX, as shall be effective to vest in SFX valid and marketable title to the Assets, free and clear of all Encumbrances (except for the lien, if any, of current taxes not yet due);

               (B) the originals or copies of all contracts, leases and agreements to be assigned to SFX under this Agreement; and

               (C) the certificates, agreements and other instruments referred to in Section 5;

               (D) Intentionally Omitted;

               (E) a written opinion or opinions of counsel, dated the Closing Date, substantially in the form annexed hereto as Exhibit 3(e)(i)(E);

               (F) a consent from the National Bank of Detroit, with respect to the transfer of the assets of the Seller to be transferred hereunder;

               (G) estoppel certificates from the landlords and other parties, if any, listed on Schedule 3(e)(i)(G) and in the form required by the respective Leases (as hereinafter defined) with such landlords or other agreements entered into with such other parties, if any. Notwithstanding the foregoing, the Seller shall request each of the landlords under the Leases listed on such schedule to deliver an estoppel certificate in recordable form reasonably satisfactory to SFX, provided, however, the failure of any such landlord to deliver such an estoppel certificate in recordable form shall not give rise to any liability on the part of the Seller and the failure to obtain the same shall not constitute a condition to the performance by SFX of its obligations under this Agreement; and

               (H) an amendment to the Management and Booking Agreement in the form annexed hereto as Exhibit 3(e)(i)(H).

          (ii) SFX shall deliver or cause to be delivered:

               (A) the Purchase Price to the Seller as required under Section 3(c) and as adjusted pursuant to Section 3(f);

               (B) instruments, in form and substance reasonably satisfactory to the Seller, pursuant to which SFX shall assume the obligations and liabilities of Seller with respect to the Assets as required under
          Section 2;

               (C) the certificates, agreements and other instruments to be delivered to the Seller as referred to in Section 6; and

               (D) a written opinion of counsel, dated as of the Closing Date, substantially in the form annexed hereto as Exhibit 3(e)(ii)(D).

     (f) Apportionments. SFX and the Seller shall apportion the following items of revenue and expense in connection with the operation of the Theaters as of midnight of the date immediately preceding the Closing Date in accordance with the following terms and conditions.

          (i) (A) The Seller shall receive a credit in an amount equal to any deposits made with respect to the operation of the Theater and as set forth on Schedule 3(f) together with any accrued interest thereon, all prepaid expenses and subscriptions, if any, to the extent the same are attributable to periods preceding the Closing Date, and all cash on deposit in accounts of the Seller with respect to the Theater as of the date immediately preceding the Closing Date less an amount equal to: (1) any outstanding checks as of such date, and (2) any cash or deposit as of such date relating to advance ticket sales, advance group sales and unearned sponsorship fees.

               (B) all accounts receivable, including those set forth below, shall be apportioned in the following manner (except that there shall be no apportionment with respect to accounts receivable owing from the shareholders of the Seller, their immediate family members and any Subsidiaries or Affiliates of any thereof which shall be released at Closing pursuant to Section 17(e)):

                    (1) To the extent not paid prior to the Closing, the Seller shall be entitled to an amount equal to any sponsorship fees due on account of shows or events occurring prior to the Closing Date; SFX shall remit such amount to the Seller within five (5) days following receipt thereof.

                    (2) The Seller shall be entitled to a credit equal to any
               general accounts receivable and any notes receivable due on account of shows or events occurring prior to the Closing Date or any promissory notes receivable in existence prior to the Closing Date.

               (C) deferred income with respect to the Theater (excluding the amounts to be apportioned in respect of items set forth in Subsection
          (f)(i)(B)) shall be apportioned between SFX and the Seller based upon the period to which such deferred income relates such that SFX shall receive a credit for all such deferred income allocable to periods from and after the Closing Date and the Seller shall receive a credit for all such deferred income through the date immediately preceding the Closing Date; and

               (D) if the Closing Date is other than the first day of a calendar month, all fixed rent payable under Leases shall be apportioned for the month in which the Closing Date occurs provided that SFX shall receive a credit for any unpaid amounts for any other periods prior to the Closing Date.

          (ii) To the extent that the following items are not subject to adjustment pursuant to the provisions of Section (f)(i) hereof, SFX and the Seller shall also apportion all accounts payable, including the following items (except that there shall be no apportionment with respect to accounts payable due to Seller, their immediate family members and any Subsidiaries or Affiliates of any thereof which shall be released at Closing pursuant to
     Section 17(e)), as of midnight on the date immediately preceding the Closing Date:

               (A) all wages and salaries of employees for current periods, including accruals up to the Closing Date, for bonuses, commissions, vacations and sick pay and related payroll taxes;

               (B) utility expenses, including without limitation, telephone, electricity and gas, on the basis of the most recently issued bills therefor, with a subsequent reapportionment of such utilities promptly after issuance of bills for the same for the period which includes the Closing Date; and

               (C) payments in lieu of taxes and additional rents payable under Leases and any prepaid charges or advance payments under service contracts.

          (iii) The apportionments contemplated by this Section 3(f), to the extent practicable, shall be made on the Closing Date. All such apportionments shall be made on a calendar year basis. At least five (5) business days prior to the estimated Closing Date, the Seller shall furnish to SFX a proposed apportionment schedule with respect to the items set forth in Subsections (f)(i) and (ii). Thereafter, the Seller and SFX shall negotiate in good faith in order to resolve any disputed amounts contained therein. In the event that the Seller and SFX are unable to resolve any such disputed items (the "Disputed Apportionments"), such dispute shall be resolved as provided in Subsection (f) (iv). On the Closing Date, to the extent that the aggregate apportionments which are not the subject of dispute shall result (x) in an amount due to the Seller, SFX shall increase the amount of the Purchase Price in an amount equal to the amount due, or
     (y) in an amount due to SFX, SFX shall be entitled to reduce the amount of the Purchase Price to the extent of such amount due SFX.

          (iv) Within thirty (30) days following the Closing Date, the Seller shall deliver to SFX a schedule of all final apportionments which were not made on the Closing Date together with a schedule of all Disputed Apportionments including the Shareholder's position with respect thereto (the "Final Schedule"). Within ten (10) business days following receipt of such Final Schedule, SFX shall either give the Seller written notice of acceptance of such Final Schedule or written notice of any remaining disputed amounts (a "Notice of Dispute"). If SFX fails to either accept such Final Schedule or deliver a Notice of Dispute within said ten business day period, SFX shall be deemed to have accepted the Final Schedule. The Notice of Dispute shall state the amount that SFX believes it is entitled to receive or obligated to pay in respect of the final apportionments and any Disputed Apportionments (the "SFX Amount") and the Seller shall have a period of ten
     (10) business days following receipt of the Notice of Dispute either to accept the SFX Amount or to reject the SFX Amount. If the Seller rejects the SFX Amount and the amount in dispute is $25,000 or less in the aggregate, then the disputed amount shall be shared equally between SFX and the Seller. If the Seller rejects the SFX Amount and the SFX Amount exceeds $25,000, and the Seller and SFX are unable to resolve any remaining differences within ten (10) business days following the rejection of the SFX Amount by the Seller, then such dispute shall be submitted to an independent arbitrator (the "Apportionment Arbitrator") designated by the American Arbitration Association under the expedited procedures then in effect for the resolution of commercial disputes. The Apportionment Arbitrator shall be a certified public accountant designated by the American Arbitration Association. SFX and the Seller shall share equally the costs and expenses of the Apportionment Arbitrator, but each party shall bear its own legal and other expenses, if any. Upon final resolution of the amount due in respect of the Final Schedule including any Disputed Apportionments, the amounts due to either SFX or the Seller shall be paid promptly in cash. Judgment may be entered on the Apportionment Arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose.

     4. INTENTIONALLY OMITTED

     5. CONDITIONS TO OBLIGATIONS OF SFX

     The obligations of SFX to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by SFX, and the Seller shall use commercially reasonable efforts to cause such conditions to be fulfilled:

     (a) Representations and Warranties. The representations and warranties of the Seller in this Agreement or in any schedule or certificate delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and SFX shall have received a certificate signed by the Sellers to that effect.

     (b) Performance of Agreements. (i) The Seller and Ned Ohio shall have duly performed in all material respects, on or before the Closing Date, all agreements and obligations required to be performed by them under this Agreement, (ii) SFX shall have received a certificate signed by the Seller to that effect, and (iii) the closing conditions contained in Section 5 of each of he Stock Purchase Agreement, the Membership Interest Purchase Agreement and the Albuquerque/Festivals Agreement shall have been satisfied or waived.

     (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Effect with respect to the Theaters. The Seller shall have obtained the consents, waivers and amendments, if any, identified on
Schedule 7(e), from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

     (d) Intentionally Omitted.

     (e) Closing Deliveries. The Seller shall have delivered to SFX all closing deliveries as contemplated in Sections 3(e)(i) and (ii).

     (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

     6. CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Seller to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived in writing by the Seller, and SFX shall use commercially reasonable efforts to cause such conditions to be fulfilled:

     (a) Representations and Warranties. The representations and warranties of SFX in this Agreement or in any certificate or document delivered in connection herewith shall be true and accurate in all material respects on the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by the terms of this Agreement and except insofar as any such representations and warranties refer solely to a particular date or period, in which case they shall be true and correct in all material respects on the Closing Date with respect to such date and period, and the Seller shall have received a certificate signed by a duly authorized officer of SFX to that effect.

     (b) Performance of Agreements. SFX shall have duly performed in all material respects all agreements and obligations required to be performed by it under the Agreements on or before the Closing Date, and the Seller shall have received a certificate signed by a duly authorized officer of SFX to that effect.

     (c) Litigation; Consents. No action, suit or other proceeding shall be pending or overtly threatened before or by a court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages in respect thereof or involving a claim that consummation thereof would result in the violation of any law, decree, rule or regulation of any governmental authority having appropriate jurisdiction, which violation would result in a Material Adverse Change with respect to SFX and its Subsidiaries taken as a whole. SFX shall have obtained all necessary material

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consents, if any, from third parties or governmental authorities in connection with the consummation of the transactions contemplated hereby.

     (d) Intentionally Omitted.

     (e) Closing Deliveries. SFX shall have delivered to the Seller all closing deliveries as contemplated in Section 3(e)(iii).

     (f) Hart-Scott-Rodino Waiting Period. All applicable waiting periods in respect of the Transaction contemplated by this Agreement under the HSR Act shall have expired at or prior to the Closing.

     7. REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to SFX as follows:

     (a) Organization, Standing and Power. The Seller is a duly organized and validly existing corporation in good standing under the laws of the state of Ohio and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner and in the places in which such business is now being conducted.

     (b) Due Authorization; Legal Authority, Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by the Seller (the "Nederlander Closing Documents"), and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. The Seller has, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the Nederlander Closing Documents and to consummate the transactions contemplated hereunder and thereunder, including selling and transferring the Assets to SFX. This Agreement and the Nederlander Closing Documents, when executed by the Seller and SFX, shall constitute legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

     (c) No Conflicts; Consents. Except as set forth on Schedule 7(c), the execution and delivery of this Agreement or any of the other Nederlander Closing Documents, or the consummation by the Seller of the transactions contemplated hereby or thereby, or compliance with any of the provisions hereof or thereof, will not: (i) conflict with or result in a breach of the respective organizational documents of the Seller; (ii) violate any statute, law, rule or regulation applicable to the Seller, or, to the actual knowledge of the Seller, any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with, result in any breach of, constitute a default under, give rise to any right of termination or acceleration of any Material Contract or (iv) result in the creation of any Lien or Encumbrance on any of the Assets. Except as set forth on Schedule 7(c), the Seller has not received notice that it is in material violation of any statute, law, judgment, decree, order, regulation or rule relating to or affecting the operation,

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conduct or ownership of its properties or business. Except as set forth on
Schedule 7(c), no consent or approval of any person, court, governmental authority or other entity is required to be obtained by the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions provided for herein.

     (d) Financial Statements. The Seller has delivered to SFX the Financials, a copy of which are attached hereto as Schedule 7(d). Except as set forth in
Schedule 7(d), the Financials (i) were prepared in accordance with all books, records and accounts of the Seller on an accrual basis, and (ii) present fairly in all material respects the financial position of the Seller and the results of operations of and expenses attributable to the Theater as of the date and for the period indicated. The expenses reflected on the income statement in the Financials include all expenses necessary to conduct the operations of the Seller as currently conducted.

     (e) Liabilities. Other than as specifically disclosed in the notes thereto or on Schedule 7(e) hereto, the balance sheet contained in the Financials makes adequate provision for all material fixed and contingent obligations and liabilities of the Seller (including all taxes) as of the date indicated. Except as set forth on the balance sheet as of November 30, 1998, included in the Financials (the "Balance Sheet") or on Schedule 7(e) hereto, the Seller does not have any outstanding indebtedness, accrued expenses, liabilities or obligations required to be provided for in such Balance Sheet other than those incurred since November 30, 1998, in the ordinary course of business.

     (f) Title to Assets. Except as set forth on Schedule 7(f) , Seller has, and at the closing SFX will receive, valid and marketable title to all of the Assets, free and clear of any Encumbrance (except for the lien, if any, of current taxes not yet due and payable). The Assets include all of the assets listed on Schedule A.

     (g) Intellectual Property. Schedule 7(g) contains a complete list of the trademarks, trade names, logos and slogans used by Seller in the operation of the Theater.

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all trademarks, service marks, trade dress, logos, trade names and corporate names ("Intellectual Property") necessary to operate the Theater in all material respect as now conducted.
     Schedule 7(g) contains a complete list of such Intellectual Property. Except as set forth in Section 12(d), each item of Intellectual Property owned or used by the Seller to operate the Theater is owned or available for use by SFX or Acquisition Sub on identical terms and conditions immediately subsequent to the Closing Date.

          (ii) The Seller has not interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Seller, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Seller.

     (h) Licenses. The Seller holds the licenses, permits and authorizations listed on Schedule 7(h) in connection with the operation of the Theater, and each such license, permit and authorization is in full force and effect.

     (i) Absence of Changes. Except as otherwise set forth on Schedule 7(i) since November 30, 1998, the Seller has operated the Theater in the ordinary course consistent with past practices and has not:

          (i) experienced a Material Adverse Effect; (ii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock, or purchased or redeemed, directly or indirectly, any shares of its capital stock; (iii) issued or sold any shares of its capital stock of any class (or that of any Subsidiary), or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares (or that of any Subsidiary); (iv) incurred any indebtedness for borrowed money or issued or sold any debt securities; (v) sold, assigned, mortgaged, transferred, encumbered or granted a security interest in any material asset, tangible or intangible, to any party, except in the ordinary course of business; (vi) forgiven or canceled any material debt or claim or terminated or waived any material right of value, except for the release of certain intercompany obligations owed to or by the Seller or any of its Affiliates for the fiscal year beginning January 1, 1998; (vii) amended its Certificate of Incorporation, By-laws or analogous organizational documents; (viii) made any material change in its accounting methods, principles or practices; (ix) established, amended or materially increased the benefits under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan; (x) materially increased the compensation payable to its directors, officers or employees, except with respect to bonuses payable for 1998; (xi) agreed to or permitted any of the foregoing; or (xii) suffered any material damage, destruction or loss not covered by insurance with respect to any of its assets involving cost or loss in excess of $50,000 in the aggregate.

     (j) Foreign Person. The Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"). At the Closing, the Seller shall deliver, if required, an executed certificate in the applicable form set forth in Treasury Regulation Section 1. 1445-2(b)(2).

     (k) Environmental Matters. To the knowledge of the Seller and subject to the provisions of Section 15(d) hereof, except as set forth on Schedule 7(k):

          (i) Neither the Seller nor the Theater is in violation of, or has any liability under, any applicable Environmental Law, nor are there any Hazardous Substances in, on, over, under or at the Theater in concentrations which would currently violate any applicable Environmental Laws or would be reasonably likely to result in the imposition of liability or obligations on the Seller or the Theater under any applicable Environmental Laws, other than such violations or liabilities that would not, individually or in the aggregate, result in a Material Adverse Effect with respect to the operation of their businesses.

          (ii) The Seller and the Theater have in effect, or have an application pending for, all material Permits required under applicable Environmental Laws for the operation of its business, and is not in violation in any material respect of the terms and conditions of such Permits. Schedule 7(k)(ii) contains a list of all material Permits held by the Seller issued under applicable Environmental Laws.

          (iii) Other than as would not, individually or in the aggregate, result in a Material Adverse Effect with respect to its business, neither the Seller nor the Theater is subject to any consent decree, compliance order, or administrative order issued pursuant to applicable Environmental Laws, and has not received any written notice or request for information, notice of violation, demand letter, administrative inquiry, complaint or claim from any Governmental Authority pursuant to any Environmental Law.

          (iv) The Seller has not received any notice that it or the Theater is subject to any Liens recorded by any Governmental Authority under applicable Environmental Laws.

     (l) Insurance. Schedule 7(l) contains a complete list of all insurance policies maintained by the Seller relating to the Assets or the operation of the Theater, copies of which have been made available to SFX, and a summary of the claims history under such policies for the past two years. The Seller is in substantial compliance with all of the provisions of such insurance policies listed on Schedule 7(1) and such policies are in full force and effect. All premiums and other payments due from the Seller under or on account of any such policy listed on Schedule 7(l) have been, or by the Closing Date will be, paid. All material property damage or personal injury claims asserted but unresolved against the Seller are described on Schedule 7(1) and have previously been provided to SFX. At the Closing, except as otherwise described on Schedule 7(l), all insurance policies maintained by the Seller shall be canceled and/or endorsed to withdraw coverage for any future claim with respect to the Seller. The Seller has not received any notice of any default (including with respect to any payment of premiums or the giving of notices), under any of the policies, and no party to the policy has repudiated any provision thereof. The Seller has been covered during the past three (3) years by insurance in scope and amount customary for the business in which it is engaged.

     (m) Litigation, Etc. Except as set forth on Schedule 7(m), there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller or, to the knowledge of the Seller, the Theater, at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect with respect to the Theater. There is no outstanding order, injunction or decree of any court, governmental agency or arbitrator against the Seller or the Assets, and the Seller has not received any complaints which have been filed with any consumer protection agency, which would result, individually or in the aggregate, in a Material Adverse Effect with respect to the Theater.

     (n) Material Contracts. Schedule 7(n) contains a list of all Material Contracts to which the Seller [and, to the actual knowledge of the Seller, to which the Cincinnati Symphony Orchestra with respect to the day to day operation of the Theater,] is a party. With respect to all such Material Contracts, except as otherwise set forth on Schedule 7(n) (i) such Material Contracts are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; (ii) the Sellers have substantially performed all obligations required to be performed by them, respectively, and no material default, or event that with notice or lapse of time or both would constitute a material default, exists in respect thereof on the part of the Sellers or the other parties thereto, (iii) the continuation, validity and effectiveness of such Material Contracts under the current terms thereof will not be affected by the transfer of the Assets to SFX under this Agreement and (iv) no party to any such Material Contracts has repudiated a material provision thereof.

     (o) Compliance; Governmental Authorizations. Except as set forth on
Schedule 7(k) or 7(o), the Seller and their respective properties and assets and, to the knowledge of the Seller, the Theater, is in substantial compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of the Theater. Except as set forth on Schedule 7(o), to the knowledge of the Seller, (i) the Seller and the Theater have all material Permits necessary in the conduct of its business, and such material Permits are in full force and effect, (ii) no material violations are or have been recorded in respect of any such material Permits, and (iii) no proceeding or, to the knowledge of the Seller, investigation is pending or threatened to revoke or limit any such material Permits.

     (p) Employees. (i) Schedule 7(p) sets forth a true and complete list of all employees of the Seller, their positions, locations, salaries or hourly wages and severance arrangements, and each "employee benefit plan", as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each an "ERISA Plan") and each stock option, bonus, deferred compensation, incentive, fringe benefit, excess, supplemental executive compensation, employee stock purchase, vacation, sickness, disability, severance, restricted stock or other employee benefit plan, policy or arrangement, sponsored, maintained or contributed to by Seller for the benefit of employees or former employees of Seller and under which Seller currently has an obligation or a liability ("Employee Benefit Plans"). The Seller and its subsidiaries have complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA, the Code and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity, sexual harassment and employment of protected minorities. Except as set forth on
Schedule 7(p), neither the Seller nor any Subsidiary has received notification that any of its employees that are listed on Schedule 7(p) currently plans to terminate his or her employment, whether by reason of the transactions contemplated hereby or otherwise. Except as set forth on the Balance Sheet or on
Schedule 7(p), there is no liability for unpaid salary or wages, bonuses, vacation time or other employee benefits, including, without limitation, retirement benefits, due or accrued, nor liability for withheld or deducted amounts from Employees earnings for the period ending on the Closing Date. Except as set forth on Schedule 7(p), the seller is not a party to nor bound by any collective bargaining agreement, nor, except as otherwise set forth on
Schedule 7(p), has it experienced in the past three years any strikes, employee grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice, and, to the knowledge of the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to the Seller's employees.

          (ii) With respect to each Employee Benefit Plan (other than any Employee Benefit Plan which is a "multiemployer plan", as defined in
     Section 3(37) of ERISA (a "Multiemployer Plan"), Seller has delivered or made available to SFX prior to the Closing Date true and complete copies of the following documents, where applicable: (A) the text of the Employee Benefit Plan and of any trust maintained in connection therewith, and each amendment thereto, (B) the annual report (Form 5500 series) filed for the most recent three plan years together with required schedules, (C) the most recent summary plan description, (D) a copy of the most recent determination letter issued by the IRS regarding the qualified and tax exempt status of such Employee Benefit Plans under Section 401(a) and 501(a) of the code, (E) all material administrative documents used in connection with the Employee Benefit Plans, including without limitation, enrollment forms, distribution or claim forms, loan forms, beneficiary designation forms and investment selection forms; and (F) any employee handbook or employee manual for employees of Seller.

          (iii) Each Employee Benefit Plan intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred that caused or could reasonably be expected to cause the loss of such qualification. Neither Seller, nor any of the ERISA Plans (other than a Multiemployer
     Plan) or any trust created thereunder, or any trustee or administrator or fiduciary thereof has engaged in a transaction or has taken or failed to take any action that could reasonably be expected to subject the trust or the trustee to either a material civil penalty under Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

          (iv) With respect to each Multiemployer Plan, the liabilities that Seller would incur with respect to each such Multiemployer Plan on a complete withdrawal basis as of the Closing Date, are described on
     Schedule 7(p). Prior to the Closing Date, the Seller has not made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are defined in Section 4203 and 4205 of ERISA, respectively, with respect to any Multiemployer Plan. Except for contributions owed under collective bargaining agreements with respect to each Multiemployer Plan, the Seller has no liability to or in connection with any Multiemployer Plan and does not reasonably expect to incur any liability before the Closing Date. No changes have occurred or are reasonably expected to occur prior to the Closing Date which affect any obligation of the Seller to any Multiemployer Plan, and no such changes have been agreed to or are expected by Seller.

     (q) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from the Seller in connection with this Agreement or the transactions contemplated hereby except Lenard & Gonzalez LLP, whose fee shall be paid by the Seller.

     (r) Transactions With Affiliates. Except as set forth on Schedule 7(r), none of the shareholders of the Seller, its officers or directors, or any of their immediate family members, or, to the knowledge of the Seller, none of their respective employees, is currently a party (either directly or indirectly) to any transaction with or involving the Seller or, to the knowledge of Seller, the Theater, including, without limitation, any arrangement (other than for services in the ordinary course of business as directors, officers or employees of the Seller) providing for (a) the furnishing of services by or to, (b) the rental of the site on which the property leased by the Seller is located, (c) any loan or other indebtedness from or to, (d) the grant of any mortgage, security interest, pledge or other encumbrance from or to, or (e) otherwise requiring payments or other consideration (including a pr0omise of forbearance) from or to, any such person.

     (s) Real Property.

          (i) Schedule 7(s) contains a list and brief description of all real property owned, leased or managed and/or operated by the Seller and the improvements (including buildings and other structures) located on such real property (including a brief description of the use to which such property is being employed and, in the case of any such property which is leased, managed and/or operated, the termination date or notice requirement with respect to termination, annual rental (or other fees and charges) and renewal or purchase options) (the "Real Property"). For the purposes of this Agreement, "Real Property" shall include, without limitation, the Theater. Complete and correct copies of all such leases have been made available to SFX as of the date hereof. Schedule 7(s) contains a list of all of the title insurance policies with respect to the Real Property owned, leased or subleased by the Seller.

          (ii) Except as provided in Schedule 7(s), the Seller has not received any notice of a pending or contemplated annexation or condemnation or similar proceedings affecting, or which may affect, all or any portion of the Real Property.

          (iii) The tenancies described on Schedule 7(s) constitute all of the written and oral agreements which grant rights of use or possession with respect to the Real Property; except as otherwise noted on Schedule 7(s),
     (a) the leases described on Schedule 7(s) are valid and subsisting and in full force and effect, have not been amended, modified or supplemented and the tenants, licensees or occupants thereunder are in actual possession,
     (b) there are no pending summary proceedings or other legal actions for eviction of any such tenant, (c) no written notice of default on the part of the tenant under any of the leases has been received by the Seller or its agents from the landlord thereunder which has not been cured and the Seller has no actual knowledge of any default by the tenant under any such leases.

          (iv) Those management agreements and operating agreements listed on
     Schedule 7(s) constitute all of the written and oral agreements for the provision of management and/or operating services to the Real Property and all such agreements unless otherwise disclosed on Schedule 7(s) are terminable upon thirty (30) days notice by the party to whom services are being provided thereunder.

          (v) Except as set forth on Schedule 7(s), there are no commissions or other compensation now or hereafter payable to any broker or other agent under any written or oral agreement or understanding with such broker or agent in relation to any of the leases to which the Seller is a party or any extension thereof. With respect to any and all such brokerage commissions, the Seller covenants and agrees to pay any such brokerage commissions or compensation at or prior to the Closing Date and shall hold SFX and Acquisition Sub harmless and defend each of SFX and Acquisition Sub in regard to any and all claims for brokerage commissions or other compensation relating to any leasing activity prior to the Closing Date, including without limitation, reasonable attorney's fees and expenses (notwithstanding anything to the contrary contained in this Agreement, such indemnity obligation shall survive the Closing Date).

          (vi) Except as set forth on Schedule 7(s) , the Seller has received no written notice of (a) any violation of federal, state or local laws, codes, regulations or ordinances affecting the Real Property including, without limitation, zoning, building or similar laws or ordinances, nor do they have any actual knowledge of any of the foregoing, (b) any covenant, restriction, condition or agreement contained in any instrument affecting the Real Property or (c) any default from any third party who shall be benefitted by any such restriction, condition or agreements.

          (vii) Except as set forth on Schedule 7(s), there are no charges, complaints, actions, proceedings or investigations pending or (to the actual knowledge of the Seller) threatened against or involving the Seller or the Real Property.

          (viii) There are no, and on the Closing Date there will be no, mechanics', materialmen's or similar liens against the Real Property or any portion thereof (except for work performed in the ordinary course of business or such other work which may be performed with the prior written consent of SFX) which are the responsibility of the Seller to remove.

          (ix) Schedule 7(s) contains a list of all parking agreements to which the Seller is a party. Except as set forth on Schedule 7(s), all parking for the Theater is either located within the Real Property or is provided pursuant to the parking agreements and the Seller has received no written notice of any violation of any material federal, state or municipal laws or ordinances with respect to such agreements, all such agreements are in full, force and effect, and, to the actual knowledge of the Seller: (a) no material default has occurred and is continuing under and any such agreements and no event has occurred which, with the giving of notice or the lapse of time, has occurred and is continuing which would constitute a material default under any such agreements and (b) the current and continued use of the parking provided to the Theater pursuant to such agreements does not violate any applicable legal requirements.

          (x) The Seller has received no written notice from any insurance company that has issued a policy with respect to the Real Property or from any landlord of the Real Property requesting performance of any structural or other repairs or alterations to the Real Property.

     (t) Outstanding Indebtedness. The Seller has no outstanding indebtedness for borrowed money (excluding leases).

     8. INTENTIONALLY OMITTED

     9. REPRESENTATIONS AND WARRANTIES OF SFX AND ACQUISITION SUB

     SFX and Acquisition Sub represent and warrant to the Seller as follows:

     (a) Organization, Standing and Power. Each of SFX and Acquisition Sub is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted in the manner of and in the places in which such business is now being conducted. Each of SFX and Acquisition Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except such jurisdictions where the failure so to qualify would not result in a Material Adverse Effect with respect to SFX or Acquisition Sub.

     (b) Due Authorization; Legal Authority; Binding Effect. The execution and delivery of this Agreement and all other agreements, consents and documents relating hereto to be executed and delivered by SFX and Acquisition Sub (collectively, the "SFX Closing Documents"), and the consummation by SFX and Acquisition Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by SFX and Acquisition Sub. SFX and Acquisition Sub have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement and the SFX Closing Documents, and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the SFX Closing Documents, when executed by SFX and Acquisition Sub, on the one hand, and the Seller, on the other hand, shall constitute legal, valid and binding obligations of SFX and Acquisition Sub enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

     (c) No Conflicts, Etc. Except as set forth on Schedule 9(c), neither the execution and delivery of this Agreement, nor any of the other SFX Closing Documents, nor the consummation by SFX and Acquisition Sub of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a breach of the Certificate of Incorporation or By-laws of SFX or Acquisition Sub; (ii) to the knowledge of SFX, violate any statute, law, rule or regulation applicable to SFX or any order, writ, injunction or decree of any court or governmental authority presently in effect; (iii) violate or conflict with conflict with, result in any breach of, constitute a default under, give rise to any right of termination or acceleration of any mortgage, indenture, or other agreement or writing of any nature to which SFX or Acquisition Sub is a party or by which they or their assets or properties may be bound. No consent or approval of, or notification to any person, party, court, governmental authority or other entity is required to be obtained by SFX or Acquisition Sub in connection with the execution and delivery of this Agreement or the performance of the terms hereof or the consummation of the transactions provided for herein, other than under the HSR Act.

     (d) Litigation. Except as disclosed in the reports, registration statements, definitive proxy statements and other documents filed by SFX with the SEC since January 1, 1997, together with any amendments thereto, to the knowledge of SFX and Acquisition Sub, there are no actions, suits, claims, proceedings or investigations pending or threatened against SFX or Acquisition Sub at law or in equity, before or by any court, commission, board, bureau, agency or other federal, state, local or other governmental authority that would result, individually or in the aggregate, in a Material Adverse Effect or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby. There is no outstanding order, injunction or decree of any court or governmental agency against SFX or Acquisition Sub which would result, individually or in the aggregate, in a Material Adverse Effect with respect to SFX or Acquisition Sub or otherwise prevent, delay or materially impact the performance of SFX or Acquisition Sub under this Agreement or with respect to the transactions contemplated hereby.

     (e) Compliance; Governmental Authorizations. SFX and its properties and assets are in substantial compliance with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of its business or properties, except as set forth on
Schedule 9(e). SFX has all material Permits necessary in the conduct of its business, and such material Permits are in full force and effect, no material violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the knowledge of SFX, threatened to revoke or limit any thereof, except as set forth on Schedule 9(e).

     (f) No Required Stockholder Vote or Consent. The affirmative vote or consent of the holders of a majority of the outstanding shares of common stock of SFX or Acquisition Sub is not required to adopt this Agreement and approve the transaction contemplated hereby. No other vote or consent of the holders of any class or series of capital stock is required by law, the Certificate of Incorporation or By-Laws of SFX or Acquisition Sub or otherwise to adopt this Agreement and approve the other transactions contemplated hereby.

     (g) No Brokers or Finders. No person or entity is entitled to any brokerage commission, finder's fees, advisory or other like payment from SFX or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby, except Bear Stearns & Co., Inc., whose fee shall be paid by SFX.

     (h) Intentionally Omitted.

     (i) Financial Capacity. Each of SFX and Acquisition Sub will have sufficient funds readily available to satisfy all of its obligations under this Agreement to be performed at Closing. Consummation of the transactions contemplated under this Agreement will not result in SFX or Acquisition Sub being deemed insolvent.

     (j) Intentionally Omitted.

     (k) Due Diligence. Each of SFX and Acquisition Sub has had the full opportunity to review all requested documents from the Seller concerning the Assets, the Theater and/or the transactions contemplated by this Agreement, including, without limitation, the documents listed on Schedule 9(k). Each of SFX and Acquisition Sub has undertaken such due diligence regarding such documents as SFX and Acquisition Sub deem adequate.

     10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties made by any party to this Agreement or pursuant hereto are made as of the date hereof and shall survive the Closing for a period of 15 months and upon the expiration of such period shall lapse and be of no further force and effect.

     11. CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     (a) By the Seller.

          (i) Access to Records and Properties of the Seller. From and after the date hereof until the Closing Date, upon prior consent of the Seller, which shall not be unreasonably withheld, the Seller shall afford and, with respect to clause (B) below, shall use reasonable efforts to cause the Seller's independent accountants to afford, (A) to the officers, independent accountants, counsel and other representatives of SFX, access at all reasonable times to the offices, properties, contracts, books and records of the Theater, and to such additional financial and operating data and other information about the business of the Theater, as SFX shall from time to time reasonably request; and (B) to SFX's independent accountants, confidential access to work papers and other records of the Seller's independent accountants.

          (ii) Operation of the Business of the Theater. From the date hereof to the Closing Date, except as consented to or approved by an officer of SFX in writing or as required by this Agreement, the business of the Theater shall be operated and conducted in the ordinary course of business consistent with present practices.

     12. ADDITIONAL COVENANTS

     (a) Cooperation.

          (i) Subject to Section 16, SFX and the Seller shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

          (ii) After the Closing, each of SFX and the Seller shall allow, and SFX and the Seller shall cause their respective Affiliates to allow, each of their respective counsel, accountants and other representatives, such reasonable access to data and records of or relating to the Theater as each of SFX and the Seller shall reasonably request.

     (b) Employee Benefits Matters.

          (i) Prior to the Closing Date, SFX shall make an offer of employment to all persons who provide services to the Seller in the operation of the Theater, whether as a common-law employee, leased-employee or otherwise, including, without limitation, all individuals in active service, on short term disability or on leave of absence as of the Closing Date (each a "Transferred Individual").

          (ii) In the event that there are no active employees of Seller or its Affiliates (other than active employees who will become employees of SFX) participating in the 401(k) plan in which the Seller is a participating employer (the "401(k) Plan") on the Closing Date, then SFX shall assume all assets and liabilities under the 401(k) Plan and Seller and SFX shall take all action as may be necessary or appropriate to establish SFX as the successor as to all rights, duties, assets and liabilities under, or with respect to, the 401(k) Plan; provided however, that notwithstanding the foregoing, SFX may, in its sole discretion, continue, terminate or merge the 401(k) Plan in accordance with applicable law. In the event that there are active employees of Seller or its Affiliates (other than active employees who will become employees of SFX) participating in the 401(k) Plan on the Closing Date, then immediately prior to, and subject to, the Closing, Seller shall cause a "spin-off" of the assets and liabilities of the 401(k) Plan resulting in the division of the 401(k) Plan into two separate, identical, component plans and trusts, in accordance with applicable law (including, without limitation, Section 414(l) of the Code), covering, respectively (i) the employees of the Seller and its Affiliates who will become employees of SFX, including, but not limited to, Transferred Individuals and (ii) all other employees of Seller and its Affiliates. Seller shall draft the appropriate documents and use its best efforts to take all actions necessary to the extent possible to effectuate the intent of this Section 12(b)(ii).

          (iii) On and after the Closing Date, SFX shall provide all Transferred Individuals (and their dependents) with health coverage under health plan(s) maintained or established by SFX or its Affiliates that is similar to the health coverage SFX or its Affiliates provide to its employees of similar status on the Closing Date (the "SFX Health Plans"). SFX shall cause the SFX Health Plans: (A) to waive any pre-existing condition exclusions, evidence of insurability provisions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under the SFX Health Plans); and (B) to credit or otherwise consider any monies paid (or accrued) under the Seller Health Plans by the employees of the Seller prior to the Closing Date toward any deductibles, co-pays or other maximums under SFX Health Plans during the first plan year in which the Closing Date occurs. SFX shall be responsible for satisfying any and all obligations under Section 601 et seq. of ERISA and Section 4980B of the Code to provide COBRA continuation coverage to all persons previously employed by the Seller in the operation of the Theater and their beneficiaries who experience a "qualifying event" (as defined in COBRA) occurring on, or after the Closing Date.

     (c) Multiemployer Plans.

          (i) As of the Closing, SFX shall assume and be solely responsible for any obligation or liability that may arise under or in connection with any Multiemployer Plan that may arise from employment with or termination of employment by Seller prior to the Closing or by SFX on or after the Closing. Seller and SFX shall take all action as may be necessary or appropriate to establish SFX as the successor to the Seller as to all rights, duties, assets and liabilities under, or with respect to, the Multiemployer Plans.

          (ii) On the Closing, SFX shall become a successor employer under the collective bargaining agreements listed on Schedule 7(p) to which Seller is a party.

          (iii) The terms and conditions of this Section 12(c)(iii) shall apply solely to the extent that withdrawal liability could reasonably be expected to be imposed on Seller by a Multiemployer Plan as of the Closing if Seller were to withdraw (whether in a complete or partial withdrawal) from any Multiemployer Plan on the Closing. On the Closing, SFX shall adopt and assume all of Seller's liabilities and obligations under (including, without limitation, the obligation to contribute to) each Multiemployer Plan to which Seller is obligated to contribute, listed on Schedule 12(c)(iii). Seller and SFX shall use their respective best efforts to take all steps, including compliance with the provisions set forth in Section 4204 of ERISA, to prevent the sale of the Assets contemplated under this Agreement from being treated as a withdrawal from any Multiemployer Plan. Without limiting the foregoing, SFX agrees to contribute to each Multiemployer Plan with respect to the operations of the Seller (whose Assets are sold pursuant to this Agreement), for substantially the same number of contribution base units, for which Seller had an obligation to contribute to the Multiemployer Plan within the meaning of Section 4204(a)(1)(A) of ERISA. SFX shall post a bond or escrow (or letter of credit if acceptable to the Multiemployer Plan) for each of the Multiemployer Plans for which a bond or escrow (or letter of credit) is required, in an amount, for the period of time, and in a form that complies with Section 4204(a)(1)(B) of ERISA or, alternatively, within such time, obtain a variance from such bonding or escrow (or letter of credit) requirement from each of the applicable Multiemployer Plans or from the Pension Benefit Guaranty Corporation ("PBGC"). The cost of each bond or escrow (or letter of credit) required under Section 4204(a)(1)(B) of ERISA shall be paid by SFX and SFX shall be the sole obligor thereunder. The bond or escrowed amount (or the release of assets pursuant to the letter of credit) shall be paid to the Multiemployer Plan if SFX withdraws from the Multiemployer Plan, or fails to make contributions to the Multiemployer Plan when due, at any time during the first five full plan years beginning after the Closing. Unless a variance is obtained from the applicable Multiemployer Plan or the PBGC, if the SFX withdraws during such first five plan years from a Multiemployer Plan in a complete withdrawal, or a partial withdrawal with respect to operations represented by the Assets sold pursuant to this Agreement, and SFX fails to make any withdrawal liability payment when due, Seller shall be secondarily liable for any withdrawal liability it would have had as of the Closing to such Multiemployer Plan with respect to the operations, but for this Agreement. Seller and SFX agree to take such actions as soon as reasonably practicable, and to execute and deliver to each other (and to the sponsor of each Multiemployer
     Plan) as soon as administratively practicable, such documents, instruments and agreements as may from time to time be necessary or appropriate in order to comply with the requirements of Section 4204 of ERISA and the provisions of this Section 12(c). SFX agrees to notify Seller immediately upon becoming aware of any event that could reasonably be expected to lead to Seller's becoming secondarily liable for withdrawal liability hereunder.

          (iv) For the purpose of establishing the applicability of the exception under Section 4204 of ERISA, prior to the first day of the first plan year commencing after the Closing Date, SFX agrees to provide, and Seller agrees to cooperate with SFX in providing, to the Multiemployer Plan trustees for each such plan: (A) notification in writing of SFX's and Seller's intention that the sale be covered by Section 4204 of ERISA; (B) a request for a variance from the obligation for SFX's bond (or escrow or letter of credit) and the sale-contract provision under Sections 4204(a)(1)(B) and 4204(a)(1)(C) of ERISA, respectively; and (C) such information as may be necessary to demonstrate to the Multiemployer Plan trustees the applicability of 29 C.F.R. Section 2643.13 (i.e., establish that the bond which would otherwise be required under Section 4204(a)(1)(B) does not exceed the lesser of the following amounts): (1) two hundred fifty thousand dollars ($250,000) or
     (2) two percent (2%) of the average total annual contributions made by all employers to the Multiemployer Plan for the three (3) most recent plan years prior to the Closing Date.

     (d) No License; Name Change; Subsequent Filings. Sub shall have any license or right to use in any manner the trademarks, tradenames, service marks, service names, copyrights, patents, trade secrets, know-how, or any applications relating to any of the foregoing, or other intellectual property rights, directly or indirectly, owned by, licensed to or relating to the Seller, their Affiliates or otherwise incorporating or relating to the name "Nederlander" or any derivation or combination thereof in any form. As promptly as practicable and in any event within 45 days after the Closing Date, SFX or Acquisition Sub shall cause the entity which operates the Theater to cease using and shall use its best efforts to remove from the Theater the name "Nederlander," all related logos and trademarks and all derivatives thereof. SFX hereby indemnifies and holds the Seller and its Affiliates harmless from and against any and all Losses in connection with SFX's or Acquisition Sub's breach or alleged breach of this
Section 12(d), including, but not limited to legal, investigative and other professional fees and expenses.

     (e) Release of Guaranties, Etc. SFX shall use commercially reasonable efforts to obtain the release of the Seller or any Affiliate of the Seller from those guaranties, bonds, letters of credit or similar contingent obligations set forth in Schedule 12(e) hereto prior to the Closing, and shall indemnify and hold the Seller and its Affiliates harmless from and against, and shall on demand reimburse them for, any Losses incurred by the Seller and its Affiliates following Closing as a result of the failure by SFX to obtain any such release or to provide a replacement guaranty, bond, letter of credit or similar item. In no event shall SFX be liable to the Seller and its Affiliates for any nonperformance by the Seller and its Affiliates with respect to any of the obligations of the Seller and its Affiliates covered by any guaranty, bond, letter of credit or similar item prior to Closing.

     (f) Intentionally Omitted.

     (g) Notice of Events. From time to time prior to the Closing Date, each party shall notify the other if it becomes aware of any matters or events arising or discovered subsequent to the date hereof that, if existing or known on the date hereof, would have rendered any statement, representation or warranty made by the other party (including any information contained in any schedule hereto) inaccurate or incomplete.

     (h) Filings and Governmental Consents. Subject to Section 12(j), after the execution and delivery of this Agreement, the Seller and SFX each shall use their commercially reasonable efforts to cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any governmental agency or body required in connection with the execution, delivery or performance of this Agreement or in connection with the transactions contemplated hereby.

     (i) Hart-Scott Rodino Filing. On February 10, 1999, SFX and the Seller shall file with the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act and shall use their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereto provided for under the HSR Act as a prerequisite to the consummation of the transaction provided for herein.

     (j) Confidentiality.

          (i) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, each of SFX and Acquisition Sub and their Subsidiaries agrees that they shall, and shall cause their officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by them from the Seller (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of SFX, Acquisition Sub, their Subsidiaries or persons under their control, or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not disclose such terms or information to others without the prior written consent of the Seller, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this Section 12(j)(i), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

          (ii) Except for disclosure to accountants, attorneys, financial advisors and other consultants or advisors, the Seller agrees that it shall, and shall cause its officers, employees and authorized representatives to, hold in strict confidence the terms of this Agreement and all data and information obtained by it from SFX (unless such information is a matter of public knowledge or has heretofore been or is hereafter published or filed as public information through no action or fault of the Seller or becomes readily ascertainable from public or published information or trade sources) and shall ensure that such officers, employees and authorized representatives do not disclose such terms or information to others without the prior written consent of SFX, except if required by a Court of competent jurisdiction or otherwise required by law. If any party hereto, or any officer, employee or authorized representative thereof, is requested in any proceeding to disclose any information described in the immediately preceding sentence, such party shall give the other parties prompt notice of such request so they may seek an appropriate protective order. If, in the absence of such a protective order, a party hereto, or any officer, employee or authorized representative thereof, is nonetheless compelled to disclose any information described in the first sentence of this Section 12(j)(ii), such person or entity may disclose such information provided, however, that such person shall use his, her or its best efforts to obtain assurances that confidential treatment will be accorded to such information.

          (iii) In the event this Agreement is terminated, the Seller, on the one hand, and SFX on the other, each agree if so requested by the other party, to return promptly or to destroy every document furnished to either of them by the other party or any division, associate or affiliate of such other party and any copies thereof which may have been made, and which is in its possession or under its control, in connection with the transactions contemplated hereby, and to cause its representatives, and any representative of financial institutions, partnerships and others to whom such documents were furnished, promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

     (k) "As Is, Where Is" Acquisition. Notwithstanding anything in this Agreement to the contrary, it is expressly understood by and among the parties, that there are no representations, warranties or covenants, express or implied, made with respect to the condition of any real or personal property or other assets, tangible and intangible, which become property of SFX by virtue of the Transaction, except as expressly set forth herein. Furthermore, there are no representations, warranties or covenants, express or implied, being made with respect to any obligations, liabilities or potential liabilities associated with any of such assets except as expressly set forth herein. Finally, there are no representations, warranties or covenants made, express or implied, with respect to any information, projections, budgets or other financial information provided to SFX except as expressly set forth herein.

     (l) Further Actions. Except as provided in Section 12(i), each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts: (i) to obtain all necessary waivers, consents and approvals, to give all notices and to effect all necessary registrations and filings, and (ii) to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including governmental agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby.

     (m) Intentionally Omitted.

     (n) Intentionally Omitted.

     (o) Termination of Certain Agreements. The Agreements set forth on
Schedule 12(o) shall have been terminated.

     (p) Intentionally Omitted.

     (q) Increased Down Payment. In the event that, following the submission of the Hart-Scott-Rodino Filing, either the U.S. Department of Justice or the U.S. Federal Trade Commission serves a "second request" on one or more of the parties to this Agreement, then SFX shall promptly deposit with the Seller an additional $850,000. The parties agree that such amount shall be added to the Down Payment such that the aggregate Down Payment shall become $2,125,000. In such event, all references to the Down Payment in this Agreement shall mean the Down Payment as so increased.

     13. INDEMNIFICATION OF PURCHASER

     Subject to Sections 10 and 16, the Seller hereby agrees that it will indemnify, save harmless and defend SFX and each of its Subsidiaries, Affiliates, officers and directors, from and against any and all Losses incurred by any of them by reason of, or arising out of:

          (i) any claims of any broker or finder engaged by the Seller;

          (ii) any breach of any representation or warranty by the Seller contained in this Agreement (including the schedules hereto);

          (iii) any breach by the Seller of any covenant of this Agreement (or any other agreements entered into pursuant hereto); and

          (iv) any personal injury or property damage claim attributable to the period prior to Closing up to an amount equal to the amount paid by SFX in respect of any such claim (but in no event to exceed an amount equal to the deductible under the applicable insurance policy); provided, however, that the Basket Amount (as defined below), shall not apply to any Losses incurred by SFX or its subsidiaries under this Section 13(iv) and shall not be counted toward determining any limitation on the Seller's indemnity obligations under the Agreements.

    14. INDEMNIFICATION OF THE SELLER

     Subject to the provisions of Sections 10 and 16, SFX and Acquisition Sub, jointly and severally, shall indemnify, save harmless and defend the Seller and its Subsidiaries, parents, Affiliates, officers and directors from and against any and all Losses incurred by any of them by reason of, or arising out of:

          (i) any claims of any broker or finder engaged by SFX or Acquisition Sub;

          (ii) any breach of any representation or warranty by SFX or Acquisition Sub contained in this Agreement (including the schedules hereto); and

          (iii) any breach by SFX or Acquisition Sub of any covenant of this Agreement (or any other agreements entered into pursuant hereto).

     15. RULES REGARDING INDEMNIFICATION

     (a) The rights and obligations of each party claiming a right to indemnification hereunder ("Indemnitee") from the other party ("Indemnitor") shall be governed by the following rules:

          (i) The Indemnitee shall give prompt written notice to the Indemnitor of any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in Sections 13 and 14, stating the nature and basis of said claims and the amount thereof, to the extent known; provided, however, that any claim for indemnification hereunder must be received by the Indemnitor within six months after the Closing Date.

          (ii) In the event any action, suit or proceeding is brought against the Indemnitee, with respect to which the Indemnitor may have liability under the indemnity agreements contained in Section 13 and 14, the Indemnitor shall have thirty (30) days after receipt of notice of such action, suit or proceeding to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof (including all proceedings on appeal or for review which counsel for the Indemnitee shall deem appropriate), and the Indemnitee shall cooperate with it in connection therewith. The Indemnitor shall permit the Indemnitee to participate in such settlement or defense through counsel chosen by such Indemnitee. If the Indemnitee elects to so participate, the fees and expenses of such counsel shall be borne by the Indemnitee. So long as the Indemnitor, at Indemnitor's cost and expense,
     (1) has undertaken the defense of, and assumed full responsibility for all indemnified liabilities with respect to, such claim, (2) is reasonably contesting such claim in good faith, by appropriate proceedings, and (3) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnitee for payment of such claim, the Indemnitee shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnitee shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of a notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnitee that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all indemnified liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnitee's property as contemplated above, the Indemnitee shall have the right to contest, settle and/or compromise the claim and, to the extent the actions, if any, taken by the Indemnitee in settling or compromising such claim are reasonable and in good faith, the Indemnitee shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          (iii) The Indemnitee shall be kept fully informed by the Indemnitor of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (b) The Indemnitor shall make no settlement of any claims which Indemnitor has undertaken to defend without Indemnitee's consent unless the Indemnitor fully indemnifies the Indemnitee for all Losses and such settlement does not involve (i) the entry of injunctive or other equitable relief against the Indemnitee or (ii) an admission of guilt or wrongdoing.

     (c) Subject to Section 15(d), the Seller shall not be responsible for Losses indemnifiable under Sections 13(ii) or (iii) ("Deductible Losses") unless and until such Deductible Losses in the aggregate exceed an amount equal to $450,000 (the "Basket Amount"). In the event that the aggregate of such Deductible Losses exceeds the Basket Amount, the Seller shall indemnify SFX and all other indemnified parties for all Deductible Losses including the Basket Amount. For purposes of this Section 15(c), Deductible Losses shall be comprised of the aggregate amount of such Deductible Losses under each of the Agreements. In no event shall the collective indemnity obligations of the Seller, the Shareholders, the Members or the Sellers (as each such term is defined herein and in the Stock Purchase Agreement, the Membership Interest Purchase Agreement and the Albuquerque/Festivals Agreement, respectively) for Deductible Losses under Section 13 in all of the Agreements in the aggregate exceed $6.5 million, provided, however, that the Basket Amount shall not apply to any breach of the representation and warranty set forth in Section 7(t) and such Losses shall not be counted towards determining whether the aggregate Deductible Losses exceed $6.5 million. Deductible Losses subject to indemnification under this Section 15(c) shall not include Compliance Losses (defined below) subject to indemnification under Section 15(d).

     (d) Notwithstanding the first two sentences of Section 15(c) and solely with respect to the representations and warranties contained in Section 7(k) and
Section 7(o) of this Agreement (and, for purposes of determining whether or not a breach of such representations and warranties has occurred, without giving effect to whether such representations are limited to the actual knowledge of the Seller), the Seller shall indemnify SFX and all other indemnified parties for all actual out-of-pocket expenditures by such parties with respect to Compliance Losses (as defined below) in the aggregate in excess of $700,000 (the "Special Basket Amount") which are incurred by SFX or any such other indemnified parties as a result of: (x) any structural repairs to any Real Property which SFX or any such indemnified parties shall, on or before the date which is fifteen months following the Closing Date, commence the performance of, but only to the extent that such structural repairs are required to be performed by the tenant pursuant to the express provisions of the applicable Lease or management and/or operating agreement for such Real Property or, if the applicable Lease or management and/or operating agreement is silent as to whether the landlord or the tenant or manager/operator is required to perform such work, as required by law solely because of such party's status as a tenant or manager/operator under such applicable Lease or management and/or operating agreement, and (y) SFX or any such indemnified parties being required to remediate, and commencing such remediation on or before the date which is fifteen months following the Closing Date with respect to any hazardous substances on any of the Real Property which hazardous substances were released, discharged or disposed of by the Seller or any of its Subsidiaries on such Real Property and the remediation of which is (a) required to be performed in order to comply with an Environmental Law and (b) is required to be performed by the tenant under the applicable Lease or management and/or operating agreement for such Real Property or, if the applicable Lease or management and/or operating agreement is silent as to whether the landlord or the tenant or the manager or operator is required to perform such work, as required by law solely because of such party's status as a tenant or manager/operator under such applicable Lease (collectively, the "Compliance Losses"). For purposes of this Section 15(d), Compliance Losses shall be comprised of the aggregate amount of such Compliance Losses under all of the Agreements. Notwithstanding the limitation on the aggregate amount of the indemnity obligations of the Shareholders, the Members, the Seller and the Sellers under Section 13 contained in the last sentence of
Section 15(c), in the event that the amount of the Compliance Losses, when added to the total amount of Deductible Losses subject to indemnification under
Section 13 with respect to all Agreements, shall cause the aggregate Deductible Losses and Compliance Losses to exceed the sum of $6,500,000, then, solely to the extent of the amount of the Compliance Losses, such limitation shall be increased to the sum of $8,500,000 with respect to all such Compliance Losses in the aggregate. By way of example, (A) in the event that all Deductible Losses under Section 13 shall equal the sum of $6,000,000 in the aggregate and the Compliance Losses shall equal the sum of $3,000,000 in the aggregate, SFX shall be entitled to recover the amount of $6,000,000 in respect of such Deductible Losses and the amount of $2,300,000 in respect of such Compliance Losses and (B) in the event that all Deductible Losses under Section 13 shall equal the sum of $8,000,000 and Compliance Losses shall equal the sum of $1,200,000, SFX shall be entitled to recover the aggregate sum of $7,000,000 representing $6,500,000 of Deductible Losses and $500,000 of Compliance Losses. Any breach of the representations and warranties set forth in Section 7(o) which is not subject to this Section 15(d) shall be subject to Section 15(c).

     (e) If any Indemnitee shall have actual knowledge as of the Closing Date that any of the representations or warranties of any other party hereto contained herein are false or inaccurate or that an Indemnitor is in breach of any covenant or obligation under this Agreement, then the Indemnitor shall have no liability for any loss resulting from or arising out of the falsity or inaccuracy of such representations or warranties, or the breach of such covenant or obligation.

     (f) Any indemnifiable Loss hereunder shall be calculated on a net after tax basis and shall be reduced by the amounts actually recovered by the Indemnitee from its insurance carriers and any amounts recovered by such party subsequent to the payment by the Indemnitor with respect to the same claim shall be remitted to the Indemnitor; provided that such remittance shall not exceed the amount of the indemnification payment made by such Indemnitor.

     (g) The remedies provided in Sections 13, 14 and 15 shall be the sole and exclusive remedies of the parties with respect to any breach of a representation, warranty or covenant by another party under this Agreement, except as set forth elsewhere in this Agreement.

     (h) All indemnification payments shall be treated by the parties as adjustments to the Purchase Price.

     16. TERMINATION

     (a) This Agreement may be terminated at any time prior to the Expiration
Date:

          (i) by mutual consent of all of the parties; or

          (ii) by either SFX or the Seller if there has been a material breach of this Agreement on the part of the other party which have or could reasonably be expected to have a Material Adverse Effect on such other party and its Subsidiaries and Affiliates taken as a whole, and such other party has failed to cure such breach after not less than 10 days' notice thereof; or

          (iii) by SFX during the period between May 17, 1999 and May 21, 1999, if the Seller has provided SFX with ten business days prior written notice that, notwithstanding its commercially reasonable efforts, the Seller will be unable to obtain one or more of the consents, waivers or amendments listed on Schedule 7(e) prior to the Closing Date; provided that if SFX does not terminate the Agreement during such period then the requirement to obtain the consents, waivers and amendments specified in the Seller's notice to SFX shall be deemed waived; or

          (iv) by either SFX or the Seller if the transactions contemplated herein have not been consummated by August 31, 1999 (the "Expiration Date").

     (b) If this Agreement is terminated by the Seller pursuant to Section 16(a)(iv) and as of such date (i) the condition set forth in Section 6(f) has not been fulfilled and (ii) each of the conditions in Section 5 other than the condition set forth in Section 5(f) have been satisfied or are readily capable of being satisfied and the Seller shall have delivered to SFX a certificate signed by each of them to such effect, then (x) $1,275,000 of the Down Payment shall become non-refundable liquidated damages (the "Termination Fee") and (y) the Seller shall promptly (and in no event later than five business days from the date of termination) refund the remaining $850,000 of the Down Payment, together with all accrued interest thereon; provided, however, that the Termination Fee shall be increased by $850,000 such that the entire Down Payment shall become non-refundable liquidated damages if SFX failed to use its reasonable best efforts to obtain HSR Clearance.

     (c) If this Agreement is terminated by SFX pursuant to Section 16(a)(iv) and as of such date the condition set forth in Section 6(f) has not been fulfilled, then the Seller shall be entitled to retain the entire Down Payment as liquidated damages.

     (d) If this Agreement is terminated by the Seller under Section 16(a)(ii), then the Seller shall be entitled to the Termination Fee as liquidated damages, provided that there has not been a breach on the part of the Seller which gives SFX the right to terminate this Agreement under Section 16(a)(ii). If the Seller retains the Termination Fee pursuant to this Section 16(d), then the Seller shall promptly refund the remaining $2,500,000 of the Down Payment together with all accrued interest thereon, if such amount has theretofore been deposited with the Seller under Section 12(q). If this Agreement is terminated by SFX under
Section 16(a)(ii), then the Seller shall promptly refund the Down Payment together with all accrued interest thereon, provided that there has not been a breach on the part of SFX which gives the Seller the right to terminate this Agreement under Section 16(a)(ii).

     (e) If each of the conditions set forth in Section 5 have been satisfied or are readily capable of being satisfied and the Seller has delivered to SFX a signed certificate to such effect and SFX refuses to effect the transactions contemplated by this Agreement, then the Seller shall be entitled to retain the entire Down Payment as liquidated damages.

     (f) The parties agree that the amounts payable pursuant to paragraphs (b),
(c), (d) and (e) above are reasonable liquidated damages considering all of the actual damages reasonably expected to result from the termination of this Agreement as described therein. The parties further agree that, to the fullest extent permitted by law, the payment of such liquidated damages as provided therein shall be its sole and exclusive remedy if the Closing does not occur because of a termination of this Agreement under the circumstances described therein.

     (g) If this Agreement is terminated pursuant to this Section 16, notwithstanding any provision in the Confidentiality Agreement to the contrary, SFX's obligations under the Confidentiality Agreement shall continue for 18 months from the date of termination.

     17. MISCELLANEOUS

     (a) Expenses, Etc. Except for all real property transfer taxes, if any, which shall be paid by the Seller, all costs, fees or expenses (including, without limitation, legal and accounting fees), incurred by the parties hereto, shall be borne by such party incurring such costs, fees or expenses.

     (b) Parties in Interest; Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Seller and its successors and permitted assigns, and SFX and its successors and permitted assigns. No third party rights shall attach to any parties other than the parties hereto. This Agreement shall not be assignable without the written consent of the other parties, except that SFX may assign its rights and obligations hereunder to any direct or indirect subsidiary, provided that SFX remains a party to this Agreement and shall be primarily responsible for all obligations of any subsidiary of SFX hereunder.

     (c) Appointment of Agent for Seller. The Seller hereby appoints and authorizes Robert Nederlander to act as agent on its behalf and to exercise those powers and discretion under the terms of this Agreement as are delegated to the Seller, together with such powers and discretion as are reasonably incidental thereto, including, without limitation, those powers necessary to carry out this Agreement. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected by the Seller in so acting or refraining from acting) on the instructions of the Seller and such instructions shall be binding on the Seller. The Agent shall not be liable to the Seller for any action taken or omitted to be taken by him under or in connection with this Agreement except for gross negligence, willful misconduct or fraud.

     (d) Specific Performance. The parties hereto recognize that, in the event the Seller refuses to perform the provisions of this Agreement, monetary damages will not be adequate. SFX shall therefore be entitled in such event to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement by SFX, the Seller shall waive the defense that there is an adequate remedy at law or equity and shall agree that SFX has the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

     (e) Mutual Release. Effective as of the Closing, each of the Seller and the stockholders thereof, for themselves and their respective representatives, Affiliates, immediate family members, successors and assigns (collectively, "Releasors"), hereby forever release and discharge the other and their respective Affiliates, immediate family members, predecessors, successors, and assigns and their respective stockholders, members, principals, partners, directors, officers, agents, employees and representatives, past, present or future, and their respective successors and assigns (collectively, "Releasees"), from and against any and all claims (including, without limitation, claims for indemnification or contribution), causes of action, liabilities, obligations, costs, expenses (inclusive of attorneys fees and expenses), suits, debts, sums of money, account, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, vacancies, trespasses, damages, judgments, executions and demands whatsoever, in law or in equity, whether known or unknown, of any kind or nature whatsoever, that Releasors, or any of them, ever had, now have or may have in the future, against Releasees, or any of them by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter prior to the Closing Date, whether the same be in administrative proceedings, at law, in equity or mixed, in the United States of America or in any other jurisdiction. Nothing contained in this Section 17(e) shall effect a release, modification, waiver or amendment of the indemnification obligations set forth in Sections 13, 14 and 15 of this Agreement or the obligations in Section 12.

     (f) Entire Agreement; Amendments. This Agreement, including all schedules, exhibits and other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter, except that the terms and conditions of the Confidentiality Agreement dated as of August 10, 1998, by and between SFX, on the one hand, and GDT, Nederlander Arena Management Co., LLC, Nederlander Cincinnati LLC, Nederlander of Ohio, Inc. and Nederlander Club Management LLC, on the other hand, as amended pursuant to that certain amendment dated August 17, 1998, shall remain in full force and effect. This Agreement may be amended, modified or terminated only by a written instrument duly executed by all of the parties hereto.

     (g) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference will be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "knowledge" or "actual knowledge" in this Agreement with respect to the entities which are parties hereto shall refer to the actual knowledge of the signatories for such parties and such parties and such officers or responsible employees of the parties reasonably necessary to assure the material accuracy of the representations and warranties. The terms used in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any person are also to its permitted successors and assigns.

     (h) Notices. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement ("notice") shall be sufficiently given or made if in writing and delivered in person with receipt acknowledged, sent by registered or certified mail, return receipt requested, postage prepaid, sent by overnight courier with guaranteed next day delivery or sent by telex or facsimile to the party to whom directed at the following address:

                           If to the Seller to:

                           Robert Nederlander
                           810 Seventh Avenue
                           New York, NY  10019
                           Facsimile:  (212) 586-5862

                           with copies to:

                           Lenard & Gonzalez LLP
                           1900 Avenue of the Stars
                           25th Floor
                           Los Angeles, CA 90067
                           Facsimile:  (310) 552-0740
                           Attention:  Allen D. Lenard, Esq.

                           and

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York  10036-8299
                           Facsimile:  (212) 969-2900

                           Attention:  Kenneth S. Hilton, Esq.

                           If to SFX, to:

                           SFX Entertainment, Inc.
                           650 Madison Avenue
                           16th Floor
                           New York, New York  10022
                           Facsimile:  (212) 486-4840
                           Attention:  Kraig Fox, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, three business days after the same shall have been deposited in the United States mail, one business day after sent by overnight courier or on the day telexed or faxed.

     (i) Materiality/Schedules. Inclusion of information on any schedule or other writing annexed to or delivered pursuant to this Agreement does not constitute an admission or acknowledgment of the materiality of such information. Information disclosed in any particular schedule annexed hereto shall, for the purposes of all representations and warranties made herein, be deemed included in all other schedules annexed hereto.

     (j) Further Assurances. After the Closing Date, without further consideration, the Seller and SFX shall take such further action and shall execute and deliver such further documents as either party shall reasonably request in order to carry out the provisions and purposes of this Agreement.

     (k) Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

     (l) Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED SOLELY WITHIN SUCH STATE. THE PARTIES EXPRESSLY AGREE THAT ANY CONTROVERSY, DISPUTE OR CLAIM WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT BROUGHT BY ANY PARTY HERETO SHALL BE ADJUDICATED SOLELY BY THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, APPLYING NEW YORK LAW WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAW AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SAID COURT AND WAIVE ANY OBJECTION THEY MAY HAVE TO THE DESIGNATION OF A FORUM OR VENUE OF SUCH COURT SET FORTH HEREIN AND FURTHER WAIVE ANY RIGHTS TO A JURY TRIAL.

     (n) Severability. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                          NEDERLANDER OF OHIO, INC.

                          By: /s/ Raymond S. Harris
                              ----------------------------------------------
                              Name:  Raymond S. Harris
                              Title: Secretary and Treasurer

                          SFX ENTERTAINMENT, INC.

                          By: /s/ Richard A. Liese
                              ----------------------------------------------
                              Name:  Richard A. Liese
                              Title: Senior Vice President

                          CONCERT ACQUISITION SUB, INC.

                          By: /s/ Richard A. Liese
                              ----------------------------------------------
                              Name:  Richard A. Liese
                              Title: Vice President

                                TABLE OF CONTENTS

                                                                                       Page

 1.  Definitions......................................................................  2

 2.  Purchase and Sale of Assets and Assumption of Liabilities........................  2

 3.  Closing..........................................................................  2
     (a)      Time and Place of Closing...............................................  2
     (b)      Down Payment............................................................  2
     (c)      Purchase Price..........................................................  2
     (d)      Adjusted Closing Cash Payment...........................................  2
     (e)      Closing Transactions....................................................  3
     (f)      Apportionments..........................................................  4

 4.  Intentionally Omitted............................................................  6

 5.  Conditions to Obligations of SFX.................................................  6
     (a)      Representations and Warranties..........................................  6
     (b)      Performance of Agreements...............................................  6
     (c)      Litigation; Consents....................................................  7
     (d)      Intentionally Omitted...................................................  7
     (e)      Closing Deliveries......................................................  7
     (f)      Hart-Scott-Rodino Waiting Period .......................................  7

 6.  Conditions to Obligations of the Sellers.........................................  7
     (a)      Representations and Warranties..........................................  7
     (b)      Performance of Agreements...............................................  7
     (c)      Litigation; Consents....................................................  7
     (d)      Intentionally Omitted...................................................  8
     (e)      Closing Deliveries......................................................  8
     (f)      Hart-Scott-Rodino Waiting Period .......................................  8

 7.  Representations and Warranties of the Seller.....................................  8
     (a)      Organization, Standing and Power........................................  8
     (b)      Due Authorization; Legal Authority, Binding Effect......................  8
     (c)      No Conflicts; Consents..................................................  8
     (d)      Financial Statements....................................................  9
     (e)      Liabilities.............................................................  9
     (f)      Title to Assets.........................................................  9
     (g)      Intellectual Property...................................................  9
     (h)      Licenses................................................................ 10
     (i)      Absence of Changes...................................................... 10
     (j)      Foreign Person.......................................................... 10

                                       i


     (k)      Environmental Matters................................................... 10
     (l)      Insurance............................................................... 11
     (m)      Litigation, Etc......................................................... 11
     (n)      Material Contracts...................................................... 12
     (o)      Compliance; Governmental Authorizations................................. 12
     (p)      Employees............................................................... 12
     (q)      No Brokers or Finders................................................... 13
     (r)      Transactions With Affiliates............................................ 14
     (s)      Real Property........................................................... 14
     (t)      Outstanding Indebtedness................................................ 16

 8.  Intentionally Omitted............................................................ 16

 9.  Representations and Warranties of SFX and Acquisition Sub........................ 16
     (a)      Organization, Standing and Power........................................ 16
     (b)      Due Authorization; Legal Authority; Binding Effect...................... 16
     (c)      No Conflicts, Etc....................................................... 16
     (d)      Litigation.............................................................. 17
     (e)      Compliance; Governmental Authorizations................................. 17
     (f)      No Required Stockholder Vote or Consent................................. 17
     (g)      No Brokers or Finders................................................... 17
     (h)      Intentionally Omitted................................................... 17
     (i)      Financial Capacity...................................................... 17
     (j)      Intentionally Omitted................................................... 18
     (k)      Due Diligence........................................................... 18

10.  Survival of Representations and Warranties....................................... 18

11.  Conduct and Transactions Prior to Closing........................................ 18
     (a)      By the Seller........................................................... 18

12.  Additional Covenants............................................................. 18
     (a)      Cooperation............................................................. 18
     (b)      Employee Benefits Matters............................................... 19
     (c)      Multiemployer Plans..................................................... 20
     (d)      No License; Name Change; Subsequent Filings ............................ 21
     (e)      Release of Guaranties, Etc.............................................. 21
     (f)      Intentionally Omitted................................................... 22
     (g)      Notice of Events........................................................ 22
     (h)      Filings and Governmental Consents....................................... 22
     (i)      Hart-Scott Rodino Filing................................................ 22
     (j)      Confidentiality......................................................... 22
     (k)      "As Is, Where Is" Acquisition........................................... 23
     (l)      Further Actions......................................................... 23
     (m)      Intentionally Omitted................................................... 24
     (n)      Intentionally Omitted................................................... 24

                                       ii


     (o)      Termination of Certai................................................... 24
     (p)      Intentionally Omitted................................................... 24
     (q)      Increased Down Payment.................................................. 24

13.  Indemnification of Purchaser..................................................... 24

14.  Indemnification of the Seller.................................................... 25

15.  Rules Regarding Indemnification.................................................. 25

16.  Termination...................................................................... 28

17.  Miscellaneous.................................................................... 29
     (a)      Expenses, Etc........................................................... 29
     (b)      Parties in Interest; Assignment......................................... 29
     (c)      Appointment of Agent for Seller......................................... 30
     (d)      Specific Performance.................................................... 30
     (e)      Mutual Release.......................................................... 30
     (f)      Entire Agreement; Amendments............................................ 30
     (g)      Interpretation.......................................................... 31
     (h)      Notices................................................................. 31
     (i)      Materiality/Schedules................................................... 32
     (j)      Further Assurances...................................................... 32
     (k)      Waivers................................................................. 33
     (l)      Counterparts............................................................ 33
     (m)      Governing Law........................................................... 33
     (n)      Severability............................................................ 33

LIST OF SCHEDULES AND EXHIBITS........................................................ iv

DEFINITIONS...........................................................................  i

                                       iii



                         LIST OF SCHEDULES AND EXHIBITS

Exhibit 1                            Definitions
Schedule 2                           Assets
Exhibit 3(e)(i)(E)                   Form of Opinion of Counsel to the Seller
Schedule 3(e)(i)(G)                  Estoppel Certificates
Exhibit 3(e)(i)(H)                   Form of amendment to the Management and Booking
                                     Agreement
Exhibit 3(e)(ii)(D)                  Form of Opinion of Counsel to SFX
Schedule 7(c)                        Violations, Conflicts and Required Consents
Schedule 7(d)                        Financial Statements
Schedule 7(e)                        Liabilities
Schedule 7(f)                        Exceptions to Title to Assets
Schedule 7(g)                        Intellectual Property
Schedule 7(h)                        Licenses
Schedule 7(i)                        Material Changes in Operations
Schedule 7(k)                        Environmental Law Violations
Schedule 7(k)(ii)                    Environmental Permits
Schedule 7(l)                        Insurance
Schedule 7(m)                        Pending and Threatened Litigation
Schedule 7(n)                        Material Contracts
Schedule 7(o)                        Compliance and Governmental Authorizations of the Seller
Schedule 7(p)                        Employee Information
Schedule 7(r)                        Transactions with Affiliates
Schedule 7(s)                        Real Property
Schedule 9(c)                        Violations and Conflicts
Schedule 9(e)                        Compliance and Governmental Authorizations of SFX
Schedule 9(k)                        Documents Provided to SFX and Acquisition Sub
Schedule 12(c)(iii)                  Multiemployer Plans

                                       iv




Schedule 12(e)                       Release of Guaranties
Schedule 12(o)                       Agreements to be Terminated


                                        v


                                                                      EXHIBIT 1

                                  DEFINITIONS

As used in the Agreement, the following terms have the following definitions:



"Affiliate"                                 means, with respect to any person,
                                            any other person that directly or
                                            indirectly through one or more
                                            intermediaries controls, is
                                            controlled by or is under common
                                            control with such person.

"Agreement"                                 means this Asset Purchase Agreement, including Exhibits and
                                            Schedules attached hereto.

"Agreements"                                means this Asset Purchase Agreement, the Stock Purchase
                                            Agreement, the Membership Interest Purchase Agreement and
                                            the Albuquerque/Festivals Agreement.

"Apportionment Arbitration"                 has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Arena"                                     Nederlander Arena Management Co., LLC.

"Assets"                                    has the meaning set forth in Section 2 of the Agreement.

"Balance Sheet"                             has the meaning set forth in Section 7(h) of the Agreement.

"Basket Amount"                             has the meaning set forth in Section 15(c) of the Agreement.

"Benefit Plans"                             has the meaning set forth in Section 7(p)(i) of the Agreement.

"Closing"                                   means the consummation of the transactions contemplated by the Agreement.

"Closing Date"                              has the meaning set forth in Section 3(a) of the Agreement.

"COBRA"                                     means the Consolidated Omnibus Budget Reconciliation Act
                                            of 1985, as amended, and any regulations promulgated

                                            thereunder.

"Code"                                      means the Internal Revenue Code of 1986, as amended, and
                                            any regulations promulgated thereunder.

                                       i




"Coke Sponsorship Agreement"                has the meaning set forth in Section 3(f)(i)(B)(2) of the
                                            Agreement.

"Confidentiality Agreement"                 means the Confidentiality Agreement dated as of August 10, 1998, by and between SFX, on the one hand, and GDT, Arena, Nederlander
                                            Cincinnati LLC, the Seller and Nederlander Club Management LLC,
                                            on the other hand, as amended pursuant to that certain amendment dated August 17, 1998.

"Deductible Losses"                         has the meaning set forth in Section 15(c) of the Agreement.

"Disputed Apportionments"                   has the meaning set forth in Section 3(f)(iii) of the
                                            Agreement.

"Down Payment"                              has the meaning set forth in Section 3 of the Agreement and may be modified by Section 12(q) of the Agreement.

"Employee Benefit Plans"                    has the meaning set forth in Section 7(p)(i) of the Agreement.

"Encumbrances"                              means any security interests, liens, pledges, claims of third parties of any nature whatsoever, leases, charges, escrows, encumbrances, options, rights of first refusal, transfer
                                            restrictions, mortgages, hypothecations, indentures, security agreements or other similar agreements, arrangements,
                                            contracts, commitments, understandings or obligations.

"Environmental Laws"                        means any federal, state, or local statute, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances, directives, policy statements, opinions, injunctions, or orders) relating to the injury to, or the pollution or protection of, the environment or to human health or safety.

"ERISA"                                     means the Employee Retirement Income Security Act of
                                            1974, as amended, and any regulations promulgated
                                            thereunder.

"ERISA Plan                                 has the meaning set forth in Section 7(p)(i) of the Agreement.

"Exchange Act"                              means the Securities Exchange Act of 1934, as amended.

"Expiration Date"                           has the meaning set forth in Section 16(a)(iii) of the
                                            Agreement.

                                       ii





"Final Schedule"                            has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Financials"                                means the financial statements of the Seller as of and for the period ended November 30, 1998.

"401(k) Plan"                               has the meaning set forth in Section 12(b)(ii) of the
                                            Agreement.

"GDT"                                       has the meaning set forth in the Preamble of the Agreement.

"Governmental Authority"                    means any federal, state or local government, or political subdivision thereof and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Hart-Scott Rodino Filing"                  means the Notification and Report Forms filed by SFX and the
                                            Seller with the United States Department of Justice and the
                                            Federal Trade Commission in accordance with the notification requirements of the HSR Act.

"Hart-Scott-Rodino Waiting Period"          means all applicable waiting periods in respect of the transactions contemplated by this Agreement under the HSR Act.

"Hazardous Substances"                      means petroleum, petroleum products, petroleum-derived
                                            substances, radioactive materials, hazardous wastes,
                                            polychlorinated biphenyls, lead based paint, radon, urea
                                            formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances,"
                                            "hazardous materials," "hazardous constituents," "toxic
                                            substances," "pollutants," "contaminants" or any similar
                                            denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

"HSR Act"                                   means the Hart-Scott-Rodino Antitrust Improvements Act of
                                            1976, as amended, and any regulations promulgated therein.

"HSR Clearance"                             means the expiration or termination of the Hart-Scott-Rodino
                                            Waiting Period.

"Indemnitee"                                has the meaning set forth in Section 15(a) of the Agreement.


                                       iii





"Indemnitor"                                has the meaning set forth in Section 15(a) of the Agreement.

"IRS"                                       the Internal Revenue Service

"Law"                                       means any federal, foreign, state, or local statute, rule, regulation, ordinance, code, order or judgment (including any judicial or administrative interpretations, guidances,
                                            directives, policy statements, opinions, injunctions, or orders).

"Leases"                                    means any of the real property, leases, royalty interests, net profits interests, licenses, concessions or other interests in real property of the Seller relating to the Theater.

"Legal Requirement"                         means an action which an individual or entity is required to take, or to refrain from taking, by any Law.

"Liens"                                     has the meaning set forth in Section 7(c)(ii) of the Agreement.

"Losses"                                    means all claims, damages, liabilities, losses, costs, and expenses, including without limitation attorneys' fees and expenses.

"Material Adverse Effect"                   means an event, loss, damage, condition or state of facts of any character which materially adversely affects or can
                                            reasonably be expected in the ordinary course of events to materially  adversely affect the business, financial condition, results of operations, assets or liabilities of an entity as a whole; provided, however, that any loss or damage shall be disregarded to the extent it is caused by or attributable to a change in the economic or political conditions or events
                                            affecting an entity's industry generally (whether general or regional in nature or limited to any area where any assets of an entity are located); and provided further that in no event shall any occurrence, event, loss, damage, condition or state of facts of any character affecting SFX or its business be construed to be a Material Adverse Effect with respect to the
                                            Seller.

"Material Contract"                         means a written contract or other legally binding obligation of a contractual nature with respect to the operation of any of the
                                            Theater that (i) is an agreement for the lease of personal property to or from any person providing for lease payments in excess of $50,000 per year; (ii) is an agreement for the purchase or sale of raw materials, commodities, supplies or other personal property, or for the furnishing or receipt of services, the performance of which has a remaining term of

                                       iv




                                            more than 12 months or involves unpaid consideration in excess of
                                            $50,000; (iii) is a profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of its current or former directors, officers and employees; (iv) is a contract for the employment of any current or former director or  officer of the
                                            Seller in the operation of the Theater; (v) involves a transaction with an Affiliate of the Seller in connection with the operation of the Theater that is not arms-length or on terms that are less than fair market, (vi) is an indenture, note, loan or credit agreement or other contract relating to the borrowing of money or the issuance of letters of credit by the Seller in connection with the operation of the Theater, or (vii) otherwise involves the payment or receipt by the Seller in the operation of the Theater of a net amount of
                                            $100,000 or more within a one-year period.

"Multiemployer Plan"                        has the meaning set forth in Section 7(s)(ii) of the Agreement.

"Nederlander Closing Documents"             has the meaning set forth in Section 7(d) of the Agreement.

"Notice of Dispute"                         has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"Participant"                               has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"Permits"                                   means any permit, license, order, approval or other authorization which is required under applicable Laws.

"Preamble"                                  means the introductory paragraph and recitals and other text of the
                                            Agreement preceding Section 1.

"Purchase Price"                            has the meaning set forth in Section 3(c) of the Agreement.

"Real Property"                             has the meaning set forth in Section 7(s)(i) of the Agreement.

"SEC"                                       means the Securities and Exchange Commission.

"Seller"                                    means Ned Ohio.

"Seller Health Plans"                       has the meaning set forth in Section 12(b)(iii) of the Agreement.

                                        v




"Securities Act"                            means the Securities Act of 1933, as amended.

"SFX"                                       SFX Entertainment, Inc.

"SFX 401(k) Plan"                           has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"SFX Amount"                                has the meaning set forth in Section 3(f)(iv) of the
                                            Agreement.

"SFX Benefit Plans"                         means (A) each employee benefit plan, as defined in Section
                                            3(3) of ERISA, and (B) to the extent not covered under (A)
                                            above, each material stock option, bonus, deferred
                                            compensation, excess, supplemental executive compensation, employee stock purchase, vacation, sickness, disability,
                                            severance, restricted stock or other material employee benefit plan, policy or arrangement, sponsored, maintained or
                                            contributed to by SFX or by a SFX ERISA Affiliate for the
                                            benefit of employees or former employees of SFX and under
                                            which SFX currently has an obligation or a liability.

"SFX Closing Documents"                     has the meaning set forth in Section 9(b) of the Agreement.

"SFX Contribution"                          has the meaning set forth in Section 3(d) of the Agreement.

"SFX ERISA Affiliate"                       means any entity that would be deemed a "single employer" with
                                            SFX under Section 414(b), (c), (m), or (o) of the Code or Section
                                            4001 of ERISA.

"SFX Health Plans"                          has the meaning set forth in Section 12(b)(iii) of the
                                            Agreement.

"Subsidiary"                                means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests
                                            representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made,
                                            owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

"Tax"                                       has the meaning set forth in Section 7(r)(iii)(A) of the
                                            Agreement.

"Tax Returns"                               has the meaning set forth in Section 7(r)(iii)(B) of the
                                            Agreement.

                                       vi



"Taxes"                                     has the meaning set forth in Section 7(r)(iii)(A) of the
                                            Agreement.

"Theater"                                   has the meaning set forth in the Recitals to the Agreement.

"401(k) Plan"                               has the meaning set forth in Section 12(b)(i) of the
                                            Agreement.

"Termination Fee"                           has the meaning set forth in Section 16(c)(iii) of the
                                            Agreement.

                                      vii

